Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-159075, 333-145764, 333-138461, 333-109709, 333-97521, 333-63798, 333-35114, 333-62619, and 333-14057) and on Form S-3 (333-125640) of BroadVision, Inc. of our report dated March 5, 2010 relating to the consolidated financial statements and financial statement schedule of BroadVision, Inc., included in this Annual Report on Form 10-K.

/s/ ODENBERG, ULLAKKO, MURANISHI & CO. LLP

San Francisco, California
March 5, 2010